UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2004

Retek Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28121	51-0392671

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Retek on the Mall 950 Nicollet Mall Minneapolis, MN 55043

(Address of principal executive offices)

(612) 587-5000

(Registrant’s telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

The following are filed as Exhibits to the Report:

Exhibit No.	Description of Exhibit
99	Retek Inc. Earnings Release dated April 22, 2004

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     Pursuant to Item 12 of Form 8-K, Results of Operations and Financial Condition, Retek Inc. hereby furnishes a press release, issued on April 22, 2004, attached hereto as Exhibit 99, disclosing material non-public information regarding its results of operations for the quarter ended March 31, 2004. We provide operational income and operational income per share in the press release as additional information for our operating results. The measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from operational income and per share measures used by other companies. Operational income has been adjusted to exclude the effects of acquisition and compensation non-cash amortization, accelerated depreciation, CEO severance costs, non-operational accrual adjustments and impairments and other costs. We believe that this presentation of operational income and operational income per share provides useful information to investors regarding certain additional financial and business trends relating to our financial condition and results of operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETEK INC.
DATE: April 22, 2004	By:	/s/ Gregory A. Effertz
Gregory A. Effertz
Senior Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Method of Filing
99	Retek Inc. Earnings Release dated April 22, 2004	File Electronically